UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Match Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-2712887 (I.R.S. Employer Identification No.)
8750 North Central Expressway, Suite 1400 Dallas, Texas (Address of principal executive offices)	75231 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), or (e) check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A file number to which this form relates: 333-236420 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

             None

(Title of class)

Explanatory Note

Match Group, Inc. (formerly named IAC/InterActiveCorp) (the “Registrant”) previously filed a Registration Statement on Form 8-A on June 30, 2020 with respect to Class M common stock of the Registrant (the “Prior Form 8-A”). Effective June 30, 2020, the Registrant amended its Certificate of Incorporation to change its name from “IAC/InterActiveCorp” to “Match Group, Inc.” and to change the name of the Registrant’s common stock from “Class M Common Stock” to “Common Stock.” The Registrant is amending the Prior Form 8-A to reflect such changes. The terms of the Common Stock, and the associated rights, otherwise remain unchanged.

Item 1.	Description of Registrant’s Securities to be Registered

The securities of the Registrant to be registered hereby pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are shares of Common Stock, par value $0.001 per share, of the Registrant (“Company Common Stock”). The Company Common Stock was issued upon completion of the separation (the “Separation”) of the Registrant from IAC Holdings, Inc. (now named IAC/InterActive Corp), as described in more detail in Amendment No. 1 to the joint Registration Statement on Form S-4 (File No. 333-236420) filed by the Registrant and IAC Holdings, Inc. with the Securities and Exchange Commission on April 28, 2020 (the “Registration Statement”). Upon the completion of the Separation, the name of the Registrant was changed to “Match Group, Inc.” and the name of the Company Common Stock was changed to “common stock, par value $0.001 per share, of Match Group, Inc.” The Company Common Stock to be registered hereunder has been approved for listing on The Nasdaq Stock Market LLC under the symbol “MTCH”.

COMPANY COMMON STOCK

The description of the Company Common Stock as set forth under the caption “Description of New Match Capital Stock” in the Registration Statement is incorporated herein by reference.

Item 2.	Exhibits. List below all exhibits filed as a part of the registration statement:

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of IAC/InterActiveCorp (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A/A, filed on August 12, 2005, and incorporated herein by reference).
3.2	Certificate of Amendment of the Restated Certificate of Incorporation of IAC/InterActiveCorp (dated as of August 20, 2008) (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 22, 2008, and incorporated herein by reference).
3.3	Second Amended and Restated By-laws of Match Group, Inc.
3.4	Certificate of Amendment to Restated Certificate of Incorporation of IAC/InterActiveCorp.
3.5	Certificate of Amendment to Restated Certificate of Incorporation of IAC/InterActiveCorp.
3.6	Certificate of Amendment to Restated Certificate of Incorporation of IAC/InterActiveCorp.
3.7	Certificate of Amendment to Restated Certificate of Incorporation of IAC/InterActiveCorp.
4.1	Specimen Stock Certificate Evidencing Shares of Class M Common Stock (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-4, as amended, filed on April 30, 2020, and incorporated herein by reference).
4.2	Form of Class M Common Stock Subscription Agreement (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 12, 2020, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Name:	Jared F. Sine
Title:	Chief Legal Officer and Secretary

Date: July 1, 2020